================================================================================
      As filed with the Securities and Exchange Commission on May 29, 1997
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             COLUMBUS REALTY TRUST
            (Exact name of registrant as specified in its charter)
             15851 Dallas Parkway, Suite 855, Dallas, Texas 75248
                                (972) 387-1492
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                Texas                                   75-2509086
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                Identification Number)

                                 Robert L. Shaw
                            Chief Executive Officer
                             Columbus Realty Trust
                        15851 Dallas Parkway, Suite 855
                              Dallas, Texas 75248
                                 (972) 387-1492
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:
                              Michelle P. Goolsby
                        Winstead, Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                1201 Elm Street
                            Dallas, Texas 75270-2199
                                 (214) 745-5400
                              --------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                              --------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [ ]   __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   __________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              --------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                   Proposed Maximum     Proposed Maximum
Title of Shares                    Amount          Aggregate Price     Aggregate Offering         Amount of
to be Registered             to be Registered(1)     Per Share (2)          Price (2)        Registration Fee (3)
-----------------------------------------------------------------------------------------------------------------
Common Shares of                  1,500,000             $21.25             $31,875,000            $6,905.18
 Beneficial Interest, par
 value $.01 per share
=================================================================================================================

(1) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is a part of this Registration Statement includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 33-90146 of the Registrant and such combined prospectus constitutes Post-Effective Amendment No. 1 to, and will be used in connection with, Registration Statement No. 33-90146.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices per share on the New York Stock Exchange on May 21, 1997. Of this amount, $2,753.91 was previously paid in connection with Registration Statement No. 33-90146.

                             COLUMBUS REALTY TRUST
   SECOND AMENDED AND RESTATED DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                 1,500,000 COMMON SHARES OF BENEFICIAL INTEREST

     Columbus Realty Trust (the "Company") has adopted its Dividend Reinvestment and Share Purchase Plan (the "Plan") to provide owners of the Company's common shares of beneficial interest, par value $0.01 per share ("Shares"), with a convenient and economical way of investing cash distributions on the Shares and optional cash payments in additional Shares without payment of any brokerage commission or service charge. Shares for the Plan will be purchased directly from the Company. No open market purchases of Shares are permitted for the Plan. The Plan is administered by BankBoston (the "Reinvestment Agent").

     Participants in the Plan may purchase additional Shares by (i) having the cash dividends on all, or part, of their Shares automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on Shares registered in their names and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per quarter ("optional cash payments"), or (iii) by investing both their cash dividends and such optional cash payments. In addition, the Company has the right to limit optional cash purchases to the greater of (i) the number of Shares held by a Participant on a Reinvestment Date (as hereinafter defined) (prior to his or her investment of optional cash purchases and prior to any dividend reinvestment) or
(ii) the quotient of $100 divided by the Market Price (as hereinafter defined) on the applicable Reinvestment Date.

     Shareholders may begin participating in the Plan by completing an Authorization Card and returning it to the Reinvestment Agent. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need not take any action and will continue to receive their cash dividends, if, as and when declared, as usual. It is suggested that this Prospectus be retained for future reference.

     The price per Share for the additional Shares purchased from the Company will be 95% of the average of the high and low sales prices for Shares, as reported on the Wall Street Journal NYSE Composite for the Reinvestment Date (as defined in the Plan). If no Shares were traded on the Reinvestment Date, the price per Share will be 95% of the average of the high and low sales prices for Shares, as reported on the Wall Street Journal NYSE Composite for the most recent date immediately prior to the Reinvestment Date that the Shares were traded.
                              --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                              --------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                              --------------------

                  The date of this Prospectus is May 27, 1997

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act and the rules and regulations promulgated thereunder with respect to the securities offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information and the Registration Statement and exhibits and schedules thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.
Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) Annual Report on Form 10-K for the fiscal period ended December 31, 1996, and amendment thereto on Form 10-K/A;
     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;
          and
     (c) The description of the Shares contained in the Company's Registration Statement on Form S-11 (File No. 33-80544).

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in an accompanying prospectus supplement, if any, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon written or oral request of any person to whom a Prospectus is delivered, including any beneficial owner, the Company will provide, without charge, a copy of the documents which have been incorporated by reference (other than exhibits unless such exhibits are specifically incorporated by reference in any such document) in this Prospectus. Requests for such documents should be directed to J. Michael Lewis, Senior Vice President and Treasurer, Columbus Realty Trust, 15851 Dallas Parkway, Dallas, Texas 75248, telephone number (972) 387-1492.

                                  THE COMPANY


GENERAL

     Columbus Realty Trust (the "Company") is a self-administered and self-managed real estate investment trust ("REIT") formed pursuant to the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"). The Company presently owns and operates (i) 28 multifamily residential properties comprising a total of 6,067 apartment units, (ii) two industrial properties, and (iii) one retail property (collectively, the "Properties"), all but three of which are located in the greater Dallas, Texas metropolitan area. The residential Properties completed at December 31, 1996 had an occupancy rate of approximately 97% as of such date. The Company also owns six parcels of land in the greater Dallas, Texas and Jackson, Mississippi metropolitan areas which currently are under construction and two additional properties under development and proposed to commence construction during 1997 and 1998 (collectively, the "Development Properties"). The Company anticipates that the Development Properties currently under construction or in development will add approximately 1,781 apartment units to the Company's portfolio upon completion. The Company expects that approximately 1,203 of these additional apartment units will be completed in 1997 and the remaining 578 will be completed in 1998. After the acquisition and completion of the Development Properties, the Company will own a total of approximately 7,848 units in 36 residential properties.

     The Company intends to develop each of the Development Properties and additional communities targeted for development with the same quality of construction, innovation in design and uniqueness of setting that have distinguished prior communities developed by the Company and its predecessors. The Company also may from time to time make acquisitions of additional income-producing properties which further its strategies, satisfy its standards for quality and provide potential for attractive returns on investment.

     The Company's core strategy is to acquire and develop dense concentrations of units in close proximity in targeted areas which are near major employment centers and which have long term growth potential. The Company believes this strategy enables it to realize operating efficiencies, offer enhanced resident amenities, and better serve its residents, thereby providing the Company with a competitive advantage over others who do not have concentrated unit ownership. The Company historically has focused its development activities on the greater Dallas, Texas metropolitan area. Recently the Company has begun or intends to begin the construction or redevelopment of properties in Houston, Texas and Denver, Colorado. The Company is continuing to explore the feasibility of developments in additional targeted metropolitan areas and anticipates further expansion into new markets in a manner consistent with its core strategy.

     The Company generally targets residents who are "renters by choice," that is, those who prefer the convenience and luxury afforded by the Company's residential Properties to home ownership and who have income levels in excess of that necessary to enable them to afford the

Company's rental rates. The Company intensively manages its communities and responds to the needs and lifestyles of its residents. Management believes that these practices enable it to attract and retain residents. The Company utilizes proprietary leasing software, private telephone systems, private cable television systems, energy management systems and other management and operating applications to generate additional revenue and achieve operating efficiencies and cost savings.

     The Common Shares are listed on the NYSE under the symbol "CLB." On March 25, 1997, the Company paid a dividend of $0.395 per Common Share for the first quarter of 1997, to all shareholders of record on March 21, 1997. The Company intends to continue making regular quarterly distributions to its shareholders. Distributions depend upon a variety of factors, and there can be no assurance that future distributions will be made.

     The Company operates as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended.

     The Company's principal executive office is located at 15851 Dallas Parkway, Suite 855, Dallas, Texas 75248 and its telephone number is (972) 387-1492.



                            DESCRIPTION OF THE PLAN

     The following, in question and answer form, is a summary description of the provisions of the Dividend Reinvestment and Share Purchase Plan of the Company. This description should be read in conjunction with, and is qualified in its entirety by, the Plan itself which is attached to this Prospectus as Appendix A.

PURPOSE

     1. WHAT IS THE PURPOSE OF THE PLAN? The purpose of the Plan is to provide owners of the Company's Shares with a simple and convenient method of reinvesting cash distributions in additional Shares and/or making optional cash payments for additional Shares, without payment of any brokerage commission, service charge or other expense. Shares for the Plan will be purchased directly from the Company. No Shares will be purchased for the Plan in the open market. The Company will receive the proceeds from the sale of Shares under the Plan and will use such proceeds for general corporate purposes.

ADVANTAGES

     2. WHAT ARE THE OPTIONS AVAILABLE TO SHAREHOLDERS? Participants in the Plan may purchase additional Shares by (i) having the cash dividends on all, or part, of their Shares automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on their Shares and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per quarter, or (iii) by investing both their cash dividends and such optional cash payments. In addition, the Company has the right to limit optional cash purchases to the greater of (i) the number of Shares held by a Participant on a Reinvestment Date (prior to his or her investment of optional cash purchases and prior to any dividend reinvestment) or
(ii) the quotient of $100 divided by the Market Price on the applicable Reinvestment Date.

     3. WHAT ARE THE ADVANTAGES OF THE PLAN? No brokerage commissions, fees or service charges are paid by Participants in connection with purchases under the Plan, provided, however that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to Participants' accounts. Regular statements of account provide simplified record keeping. All Share purchases, by reinvestment of dividends or optional cash payments, will be credited to the Participant's Noncertificated Share Account on the records of the Company maintained by the Reinvestment Agent.

          The price of Shares purchased under the Plan with either reinvested cash dividends or optional cash payments is 95% of the average of the high and low sales prices for such shares as reported on the Wall Street Journal NYSE Composite for the applicable investment date.

ADMINISTRATION

     4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS? The reinvestment agent (the "Reinvestment Agent") administers the Plan for Participants, keeps records, sends statements of account to Participants, and performs other duties relating to the Plan. The present Reinvestment Agent is BankBoston. The Reinvestment Agent also serves as Transfer Agent for the Shares. Should the Reinvestment Agent resign, or be asked to resign, another agent will be asked to serve.

          All communications regarding the Plan should be sent to the Reinvestment Agent addressed as follows:

               BankBoston
               Dividend Reinvestment Unit
               P.O. Box 1681
               Mail Stop:  45-01-06
               Boston, MA   02105-1681
               1-800-730-6001


     5. MAY I HOLD MY SHARES IN A SAFEKEEPING ACCOUNT? At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any physical Share certificates in their possession with the Reinvestment Agent. Shares deposited will be transferred into the name of the Reinvestment Agent or its nominee and credited to the Participant's account under the Plan. Thereafter, such Shares will be treated in the same manner as Shares purchased through the Plan.

     By using the Plan's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of stock certificates.

     Participants who wish to deposit their Share certificates with the Reinvestment Agent must mail their request and their certificates to the Reinvestment Agent. The certificates should not be endorsed. It is recommended that when mailing certificates to the Reinvestment Agent, the Participant should use registered, insured mail.

PARTICIPATION

     6. WHO IS ELIGIBLE TO PARTICIPATE? All holders of record of Shares are eligible to participate in the Plan. Beneficial owners whose Shares are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) must either arrange for the broker, bank nominee or other record holder to join in the Plan or have the Shares they wish to enroll in the Plan transferred to their own names. The Company reserves the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would, in the Company's judgment, result in excessive cost or burden on the Company. In addition, the Company may refuse participation in the Plan to Shareholders residing in states whose securities laws do not exempt Shares offered pursuant to the Plan from registration.

     7. HOW DOES A SHAREHOLDER JOIN THE PLAN? In order to participate in the Plan, an eligible Shareholder must properly complete the Authorization Card furnished by the Company or the Reinvestment Agent and return it in the envelope provided. An Authorization Card and postage-paid envelope are enclosed with this Prospectus and additional cards may be obtained at any time by Shareholders by written or oral request to the Reinvestment Agent at the foregoing address. Telephone requests or general inquiries may also be made by calling 1-800-730-6001.

     8. WHAT DOES THE AUTHORIZATION CARD PROVIDE? The Authorization Card provides for the purchase by Shareholders of additional Shares through the following investment options offered under the Plan:

     FULL DIVIDEND REINVESTMENT -- Reinvest cash dividends on all Shares owned by the Participant. Optional cash payments of not less than $100 nor more than $10,000 may also be made quarterly.

     PARTIAL DIVIDEND REINVESTMENT -- Reinvest cash distributions on less than all of the Shares owned by the Participant and continue to receive cash dividends on the other Shares. Optional cash payments of not less than $100 nor more than $10,000 may also be made quarterly.

     OPTIONAL PAYMENTS ONLY -- Invest by making optional cash payments of not less than $100 nor more than $10,000 per calendar quarter.

          Cash dividends on Shares credited to the Participant's account under the Plan are automatically reinvested to purchase additional Shares.

          Shareholders who do not wish to participate in the Plan will receive cash dividends, as declared, in the usual manner.

     9. IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN? A Shareholder who desires the dividends on only some full Shares held by the Participant (other than those held in Participant's Noncertificated Share Account under the Plan) to be reinvested under the Plan may indicate such number of Shares on the Authorization Card under the heading "Partial Dividend Reinvestment." Cash dividends will continue to be paid on the remaining Shares.

     10. WHEN MAY A SHAREHOLDER JOIN THE PLAN? If an Authorization Card is properly completed and received by the Reinvestment Agent prior to the record date established for the payment of a particular dividend, reinvestment of dividends will commence with that dividend payment. Dividend payment dates are anticipated to be in the last week of March, June, September and December each year ("Dividend Payment Date"). The record date is normally approximately five business days prior to the Dividend Payment Date.

          Optional cash payments received from a Participant at least three (3) business days prior to a Dividend Payment Date (herein referred to as a "Reinvestment Date") will be applied towards the purchase of additional Shares as of such Reinvestment Date. No interest will be paid on funds received and held for the purchase of Shares under the Plan.

COSTS

     11. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN? No. Participants will incur no brokerage commissions, service or other charges for purchases made under the Plan. Any costs of administration of the Plan will be borne by the Company.

PURCHASES

     12. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS? The number of Shares to be purchased will be determined by the amount of the Participant's dividends and/or optional cash payments being reinvested or paid and the price of the Shares. Each Participant's account in the Plan will be credited with the number of Shares, including fractional Shares computed to four (4) decimal places, equal to the amount of the dividends and/or optional cash to be reinvested or paid divided by the applicable purchase price of the Shares. The Company has the right to limit optional cash purchases to the greater of (i) the number of Shares held by a Participant on a Reinvestment Date (prior to his or her investment of optional cash purchases and prior to any dividend reinvestment) or (ii) the quotient of $100 divided by the Market Price on the applicable Reinvestment Date.

     13. HOW WILL THE PURCHASE PRICE OF SHARES BE DETERMINED? Shares for the Plan will be purchased from the Company. No Shares will be purchased for the Plan in the open market. The price per Share for all Shares purchased for the Plan will be 95% of the average of the high and low sales prices of the Shares (the "Market Price") as reported on the Wall Street Journal NYSE Composite for the Reinvestment Date. If no Shares were traded on the Reinvestment Date, the Market Price will be 95% of the average of the high and low sales prices of the Shares as reported on the Wall Street Journal NYSE Composite for the most recent date immediately prior to the Reinvestment Date that the Shares were traded.

     14. WHEN WILL DIVIDENDS AND/OR OPTIONAL CASH PAYMENTS BE INVESTED? Dividends will be invested in additional Shares and credited to a Participant's Noncertificated Share Account with respect to each Dividend Payment Date (as defined in Question 10). Optional cash payments will be invested in additional Shares and credited to a Participant's Noncertificated Share Account with respect to each Dividend Payment Date.

     15. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR SHARES PURCHASED UNDER THE PLAN? Although the Company reserves the right at any time to issue certificates for any number of Shares in a Participant's Noncertificated Share Account, certificates for Shares will not be issued except as described in Question 18. Shares purchased under the Plan will be credited to a Participant's Noncertificated Share Account and will be shown on a Participant's statement of account. Certificates for the Shares purchased pursuant to the Plan will be issued to Participants upon their written request, except that no certificates will be issued for fractional Shares. A Participant requesting a certificate for all the Shares in Participant's Noncertificated Share Account will receive cash for the fractional Shares only if participation in the Plan is terminated. (See Question 18 for how a Participant may obtain certificates.) Cash dividends on all Shares held in the Participant's Noncertificated Share Account under the Plan will be automatically reinvested to purchase additional Shares which will be reflected in the Participant's Noncertificated Share Account.

OPTIONAL CASH PAYMENTS

     16. WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS? Owners of the Company's Shares who have executed an Authorization Card are eligible to make optional cash payments of not less than $100 nor more than $10,000 per quarter. Checks or money orders should be payable to Columbus Realty Trust and mailed to Columbus Realty Trust, c/o BankBoston at the address set forth above. Payments delivered to any other address will not constitute valid delivery. In addition, the Company has the right to limit optional cash purchases to the greater of (i) the number of Shares held by a Participant on a Reinvestment Date (prior to his or her investment of optional cash purchases and prior to any dividend reinvestment) or (ii) the quotient of $100 divided by the Market Price on the applicable Reinvestment Date.

REPORT TO PARTICIPANTS

     17. WHAT TYPE OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN? Participants will receive a quarterly statement indicating the total dividend payment, the amount of the dividend payment reinvested, the purchase price per Share, the number of Shares purchased and the number of Shares in the Participant's Noncertificated Share Account. These statements are a record of the cost of purchases under the Plan and should be retained for tax purposes.
In addition, each Participant will receive copies of the Company's annual and quarterly reports to Shareholders, proxy statements and income tax information for reporting dividends. Beneficial owners whose Shares are registered in names other than their own (for instance, in the name of a broker, bank nominee or other record holder) must arrange to obtain their copies of such reports from the record holder.

ISSUANCE OF CERTIFICATES

     18. HOW MAY A PARTICIPANT OBTAIN CERTIFICATES FOR SHARES PURCHASED UNDER THE PLAN? A Participant who has purchased Shares under the Plan may obtain certificates for those Shares in the Participant's Noncertificated Share Account at any time. No certificates will be issued for fractional Shares, but a Participant requesting termination of participation in the Plan will receive, in cash, the market price of any fractional Shares as well as certificates for all whole Shares held for such terminating participant in the Noncertificated Share Account. This request should be made by mailing the tear off portion of the account statement to Columbus Realty Trust, c/o BankBoston at the address reflected above. The Company, however, reserves the right at any time to issue certificates to Participants for any Shares in their Noncertificated Share Accounts. (See Questions 19 and 21 for information on termination of participation.)

MODIFICATION OR TERMINATION BY A PARTICIPANT

     19. HOW DOES A PARTICIPANT CHANGE OR TERMINATE PARTICIPATION IN THE PLAN? A Participant may change participation from partial to total dividend reinvestment, from total to partial dividend reinvestment, or may simply change the number of Shares which are enrolled in the Plan by executing and delivering a new Authorization Card to BankBoston at the address reflected above.

          A Participant may terminate participation in the Plan by notifying the Reinvestment Agent in writing to that effect. Notices will be effective only upon receipt by the Reinvestment Agent. Notices to change or discontinue dividend reinvestment received by the Reinvestment Agent prior to any record date for a dividend payment will be effective as of that date. In order to re-enter the Plan after termination, a Shareholder must complete a new Authorization Card.

     20.  CAN THE SHARES HELD IN THE PLAN BE SOLD THROUGH THE REINVESTMENT
AGENT?   A Participant can instruct the Reinvestment Agent to sell any or all of the whole Shares held in the Plan. The written notification to the Reinvestment Agent should include the number of Shares that are to be sold. The Reinvestment Agent will make the sale as soon as practicable after receipt of a Participant's request through independent securities brokers selected by the Company or the Reinvestment Agent in its sole discretion. A check for the proceeds of such sale, less brokerage commission and transfer taxes (if any) will usually be sent by the Reinvestment Agent after the settlement date, which will be three business days from the date of sale.
No Participant shall have the authority or power to direct the date or sales price at which Shares may be sold. Any such request that does not clearly indicate the number of Shares to be sold will be returned to the Participant with no action taken. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. This notice should be addressed to BankBoston at the address reflected above.

     21. WHAT HAPPENS TO THE SHARES HELD IN THE NONCERTIFICATED SHARE ACCOUNT WHEN A PARTICIPANT TERMINATES PARTICIPATION IN THE PLAN? A certificate for the Shares held in the account will be issued to the Participant upon the Participant's written request or upon a Participant's termination of participation in the Plan. No fractional Shares will be issued. (See Question 15 for information on Share certificates and Question 18 for information on the cash payment for fractional shares in the account.)

OTHER INFORMATION

     22. WHAT HAPPENS IF THE COMPANY ISSUES A SHARE DIVIDEND OR DECLARES A SHARE SPLIT? Any Shares issued in a share dividend or share split in respect of a Participant's Shares which are credited to a Participant's Noncertificated Share Account under the Plan will be added to the Participant's Noncertificated Share Account.

     23. HOW WILL SHARES IN A PARTICIPANT'S NONCERTIFICATED SHARE ACCOUNT BE VOTED AT A MEETING OF SHAREHOLDERS? All of a Participant's Shares, both Certificated and Noncertificated, may be voted by the Participant. For any meeting of Shareholders, the Participant will be sent proxy material for that meeting covering all of the Shares that the Participant owns on the record date for the meeting. The Participant may vote all of Participant's Shares (including fractional shares) in person or by proxy.

     24. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN? Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of Shares under the Plan will generally result in the following federal income tax consequences:

     (a) A dividend on the Shares will be treated for federal income tax purposes as a dividend distribution received by the Participant notwithstanding that it is used to purchase additional Shares pursuant to the Plan. The full amount of cash dividends reinvested under the Plan, plus the 5% purchase discount (i.e. the average of the high and low prices for the Shares, as reported on the Wall Street Journal NYSE Composite for the Reinvestment Date), represents dividend distributions to Participants. As in the case of cash dividend distributions, the full amount will be taxable income to the extent of the Company's current and accumulated earnings and profits, and the excess will be a return of capital which reduces the basis of the Participant's shares of stock in the Company or results in gain to the extent it exceeds such stock basis.

     (b) Dividends paid to corporate shareholders, including amounts taxable as dividends to corporate Participants under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

     (c) A Participant's tax basis in additional Shares acquired under the Plan will be equal to the full amount treated as a dividend distribution for federal income tax purposes (i.e. the average of the high and low prices for the Shares, as reported on the Wall Street Journal NYSE Composite for the Reinvestment Date). The Participant's holding period for such Shares will commence on the day after the investment date.

     (d) A Participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

          In the case of Participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

          The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisors regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

     25. WHAT PROVISION IS MADE FOR FOREIGN PARTICIPANTS SUBJECT TO INCOME TAX WITHHOLDING OR OTHER PARTICIPANTS SUBJECT TO BACK-UP WITHHOLDING? In the case of both foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding and other Participants who elect to have the dividends reinvested and who are subject to "backup" withholding under Section 3406(a)(1) of the Code, the Reinvestment Agent will invest in Shares in an amount equal to the dividends of such Participants less the amount of tax required to be withheld. The quarterly statements confirming purchases made to such Participants will indicate the net payment reinvested.

          Under Section 3406(a)(1) of the Code, the Company is currently required to withhold for United States income tax purposes 31% of all dividend payments to a Shareholder if (i) such Shareholder has failed to furnish to the Company his taxpayer identification number ("TIN"), which for an individual is his social security number, (ii) the Internal Revenue Service (the "Service") has notified the Company that the TIN furnished by the Shareholder is incorrect,
(iii) the Service notifies the Company that back-up withholding should be commenced because the Shareholder has failed to properly report dividends or
(iv) the Shareholder has failed to certify, under penalties of perjury, that he is not subject to back-up withholding. Shareholders have previously been requested by the Company or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

          Optional cash payments received from foreign participants must be in United States dollars and will be invested in the same way as payments from other Participants.

     26. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN BY AN IRA, KEOGH PLAN, 401(K) PLAN, SIMPLIFIED PENSION ACCOUNT OR ANY CORPORATE EMPLOYER-SPONSORED RETIREMENT PLAN? The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Since the law and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, those considering such participation should consult with their own retirement plan trustees, custodians or tax advisors for specific information.

     27. WHAT IS THE RESPONSIBILITY OF THE COMPANY UNDER THE PLAN? Neither the Company nor the Reinvestment Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate participation in the Plan upon a Participant's death. In addition, no shareholder, Trust Manager, officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under the Plan and a Participant shall look solely to the assets of the Company for satisfaction of any claims thereunder.

          Participants should recognize that neither the Company nor the Reinvestment Agent can provide any assurance of a profit or protection against loss on any Shares purchased under the Plan.

     28. MAY THE PLAN BE CHANGED OR DISCONTINUED? While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan and in particular reserves the right to refuse optional cash payments from any Shareholder who, in the sole discretion of the Company, is attempting to circumvent the interest of the Plan by making excessive optional cash payments through multiple Shareholder accounts. Participants will be notified of any suspension, termination or modification. The Company may also suspend, terminate or refuse participation in the Plan to any investor in the Company if participation or any increase in the number of Shares held by such investor would, in the opinion of the Board of Trust Managers, jeopardize the status of the Company as a REIT.

     29. WHO ANSWERS A PARTICIPANT'S QUESTIONS OR SUPPLIES INFORMATION? Any inquiries or correspondence about the Plan should be addressed as follows:
Reinvestment Agent, BankBoston, at the address reflected above. Telephone inquiries to the Reinvestment Agent should be made to 1-800-730-6001.

                                USE OF PROCEEDS

     The net proceeds from the sale, from time to time, of the Shares by the Company under the Plan will be used by the Company for general corporate purposes, which may include the acquisition and development of multifamily properties as suitable opportunities arise, the improvement of certain properties in the Company's portfolio and the repayment of certain then-outstanding indebtedness. Pending such uses, net proceeds may be invested temporarily in short-term or intermediate-term government securities, obligations of the Government National Mortgage Association, bankers' acceptances, certificates of deposit of commercial banks and savings and loan associations which are members of the Federal Deposit Insurance Corporation, deposits in members of the Federal Home Loan Bank System, time deposits, commercial paper, other money market instruments, bonds, notes, common and preferred stock and any other investments, consistent with the Company's investment policies and qualification as a REIT.

     The purpose of the Plan is to provide owners of the Company's Shares with a simple and convenient method of reinvesting cash distributions in additional Shares and/or making optional cash payments for additional Shares, without payment of any brokerage commission, service charge or other expense. Shares for the Plan will be purchased directly from the Company. Such Shares will be treasury shares and/or previously unissued shares and will provide the Company with funds for general corporate purposes. No Shares will be purchased for the Plan in the open market.

                                 LEGAL MATTERS

     The legality of the securities offered hereby and certain tax matters will be passed upon for the Company by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                  EXPERTS

     The consolidated financial statements and schedule of Columbus Realty Trust included in Columbus Realty Trust's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Such consolidated financial statements and schedules referred to above are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and schedules (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                 INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS

     Pursuant to the Texas Real Estate Investment Trust Act (the "Texas REIT Act") and the Declaration of Trust, no Trust Manager shall be liable for any act, omission, loss, damage or expense arising from the performance of his or her duty to a REIT, except for such Trust Manager's own willful misfeasance, willful malfeasance or gross negligence. In addition, pursuant to the Texas REIT Act, a Trust Manager shall not be liable for any claims or damages that may result from his or her acts in the discharge of any duty imposed or power conferred upon him by the REIT, if, in the exercise of ordinary care, such Trust Manager acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the REIT or another person, that were prepared or presented by (i) officers or employees of the REIT, (ii) legal counsel, public accountants, investment bankers or other persons as to matters such Trust Manager reasonably believes are within the person's professional or expert competence, or (iii) a committee of the Trust Managers of which such Trust Manager is not a member.

     The Declaration of Trust and Bylaws provide that the Company shall indemnify every Indemnitee (as defined below) against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding (as defined in the Declaration of Trust and Bylaws) in which such Indemnitee was, is or is threatened to be named defendant or respondent or called as a witness, by reason of serving or having served in various capacities for the Company if it is determined that the Indemnitee conducted himself in good faith, reasonably believed that his conduct was in the Company's best interests (or, in certain cases, not opposed to the Company's best interests) and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. For purposes of the Declaration of Trust and Bylaws, "Indemnitee" shall mean (i) any present or former Trust Manager or officer of the Company, (ii) any person who while serving in any of such capacities served at the Company's request as a trust manager, director, officer, partner, venturer, proprietor, Trust Manager, employee, agent or similar functionary of another REIT or other enterprise, and
(iii) any person nominated or designated by the Board of Trust Managers or any committee thereof to serve in any of the capacities referred to in the preceding clauses (i) or (ii).

     In addition to the foregoing, pursuant to the indemnification agreements entered into between the Company and each of its Trust Managers and executive officers, the Company has agreed to indemnify such Trust Managers and executive officers to the fullest extent permitted by Texas law.

     The Company has obtained directors' and officers' liability insurance coverage in the aggregate amount of approximately $5.0 million. Directors' and officers' insurance insures (i) the officers and Trust

Managers of the Company from any claim arising out of an alleged wrongful act by the Trust Managers and officers of the Company in their respective capacities as Trust Managers and officers of the Company, and (ii) the Company, to the extent that the Company has indemnified the Trust Managers and officers for such loss.

     The Underwriting Agreements between the Company and Prudential Securities Incorporated, as representative of the underwriters of the Company's previous public offerings, provide for indemnification by the several underwriters named therein of the Company, its Trust Managers and executive officers and other persons for certain liabilities, including liabilities arising under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   APPENDIX A

                             COLUMBUS REALTY TRUST
               SECOND AMENDED AND RESTATED DIVIDEND REINVESTMENT
                            AND SHARE PURCHASE PLAN

1.   DEFINITIONS

     The following terms when used herein shall have the following definitions:

     "AUTHORIZATION CARD" shall mean such authorization form as the Company or the Reinvestment Agent may from time to time or upon request furnish Shareholders and which shall be returned to the Reinvestment Agent to indicate their election to participate in specified portions of the Plan.

     "CERTIFICATED SHARES" shall mean Shares which are evidenced by physical certificates.

     "MARKET PRICE" as of any day shall mean the average of the high and low sales price of the Shares as reported on the Wall Street Journal NYSE Composite for any given day.

     "NONCERTIFICATED SHARES" shall mean Shares which are held in book entry form for which no physical certificates are issued.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "PARTICIPANT" shall mean any Company Shareholder who has returned a properly completed Authorization Card to the Company or the Reinvestment Agent indicating election to participate in any portion of the Plan and who has been enrolled in that portion of the Plan by the Company.

     "PLAN" shall mean this Dividend Reinvestment and Share Purchase Plan.

     "REINVESTMENT AGENT" or "AGENT" shall mean any bank or trust company as from time to time may be appointed by the Company as agent to administer the Plan. The Reinvestment Agent is, as of the date hereof, BankBoston and thereafter shall be the Company or any successor institution appointed by the Company in substitution therefor.

     "REINVESTMENT DATE" FOR SHARES shall mean each date on which a dividend is paid on the Shares, which the Company anticipates to be in March, June, September and December each year, or if that day is a Saturday, Sunday, or legal holiday, the next business day.

     "SHAREHOLDER" shall mean any holder of Shares.

     "SHARES" shall mean the common shares of beneficial interest, par value $.01 per share, of Columbus Realty Trust.

2.   PURPOSE

     The purpose of this Plan is to enable Company Shareholders to have all or part of their Share dividends automatically reinvested in additional Shares. In addition, Shareholders may acquire additional Shares by making optional cash payments of not less than $100 nor more than $10,000 per quarter whether or not they elect to reinvest their dividends, as the case may be. In addition, the Company has the right to limit optional cash purchases to the greater of (i) the number of Shares held by a Participant on a Reinvestment Date (prior to his or her investment of optional cash purchases and prior to any dividend reinvestment) or (ii) the quotient of $100 divided by the Market Price on the applicable Reinvestment Date.

3.   ELIGIBILITY FOR PARTICIPATION

     All Shareholders of record are automatically eligible to participate in the Plan and may do so by completing and returning to the Reinvestment Agent the Authorization Card furnished to them by the Company or the Reinvestment Agent. Beneficial owners of Shares which are registered in names other than their own (e.g., in the name of a broker, bank nominee or other record holder) who want to participate, must either make appropriate arrangements to have their broker, bank nominee or other record holder participate in the Plan, or have their Shares transferred into their own names. The Company reserves the right to refuse to permit a broker, bank nominee or other record holder to participate in the Plan if the terms of such participation would, in the Company's judgment, result in excessive cost or burden on the Company.

4.   ADMINISTRATION OF THE PLAN

     The Company alone, or in conjunction with the Reinvestment Agent, shall administer the Plan and the Company shall pay all costs of such administration. The Company or the Reinvestment Agent will maintain records and perform such other duties as may be required. In addition, the Company or the Reinvestment Agent will send each Participant (a) after each dividend reinvestment, a statement, which will indicate the amount of the dividend, the purchase price per Share, the number of Shares purchased and the total number of Noncertificated Shares owned by the Participant; (b) upon investment of optional cash payments, a statement indicating purchase price, number of Shares purchased, and the total number of Noncertificated Shares owned by the Participant; and (c) annual and quarterly reports to Shareholders, proxy statements and income tax information for reporting dividends earned. Shares purchased by a Participant through reinvested dividends or optional cash payments will be credited to the Participant's Noncertificated Share Account. Upon request of a Participant, the Company or the Reinvestment Agent will furnish certificates for Shares in the Participant's Noncertificated Share Account. No certificates will be issued for fractional Shares, but the Market Price thereof will be paid in cash to a Shareholder requesting termination of participation in the Plan. The Company or the Reinvestment Agent will have the responsibility for furnishing certificates for Shares upon request or termination of participation by the Shareholder.

5.   REINVESTMENT OF DIVIDEND PAYMENTS

     Shareholders may elect to have dividends on all or part of their Shares automatically reinvested by completing the Authorization Card to that effect and returning it to the Company or the Reinvestment Agent. Reinvestment of dividends shall commence with dividends paid on the next Reinvestment Date following receipt of the Authorization Card provided it is received prior to the record date for the distribution. Should an Authorization Card be received by the Reinvestment Agent on or after the record date, reinvestment will commence with the following dividend payment. The purchase price per Share for Shares purchased for the Plan with reinvested dividends (or optional cash payments) shall be 95% of the Market Price on the applicable Reinvestment Date (if no such transactions are reported on such date, then on the next preceding date when such Shares have been sold). Cash dividends on Shares credited to the Participant's account will be automatically reinvested to purchase additional Shares.

6.   OPTIONAL CASH PAYMENTS

     Optional cash payments will be invested in additional Shares and credited to a Participant's Noncertificated Share Account on each Reinvestment Date. Optional cash payments received by the Reinvestment Agent at least three (3) business days prior to an applicable Reinvestment Date will be invested on the applicable Reinvestment Date. No interest will be paid on funds received and held for the purchase of Shares under the Plan. No Participant's optional cash payments may be less than $100 nor more than $10,000 in the aggregate per quarter. In addition, the Company has the right to limit optional cash purchases to the greater of (i) the number of Shares held by a Participant on a Reinvestment Date (prior to his or her investment of optional cash purchases and prior to any dividend reinvestment) or (ii) the quotient of $100 divided by the Market Price on the applicable Reinvestment Date. The purchase price per Share for Shares purchased for the Plan with optional cash payments (or with reinvested dividends) shall be 95% of the Market Price on the applicable Reinvestment Date.

7.   CALCULATION OF SHARES PURCHASED

     The number of Shares purchased, including fractional Shares rounded to four
(4) decimal places, shall be determined by dividing the amount of the dividends reinvested and/or optional cash payments made by 95% of the Market Price.

8.   MODIFICATION OR TERMINATION OF PARTICIPATION

     Participants may modify their participation in the Plan by notifying the Reinvestment Agent in writing that they wish to reinvest dividends on an increased or decreased number of Shares specified in such notice. Participants may terminate participation in the Plan any time by notifying the Reinvestment Agent in writing to that effect. Any notice is effective only upon receipt. If such notice is received by the Reinvestment Agent prior to any dividend record date, the Company will modify or terminate the reinvestment of the Participant's dividends under the Plan as of that Reinvestment Date. In order to re-enter the Plan after termination, the Shareholder must complete a new Authorization Card.

9.   SALE OF PLAN SHARES

     A Participant can instruct the Reinvestment Agent to sell any or all of the whole Shares held in the Plan. The written notification to the Reinvestment Agent should include the number of Shares that are to be sold. The Reinvestment Agent will make the sale as soon as practicable after receipt of a Participant's request and a check for the proceeds less brokerage commission and transfer taxes (if any) will usually be sent by the Reinvestment Agent after the settlement date, which will be three business days from the date of sale. No Participant shall have the authority or power to direct the date or sales price at which Shares may be sold. Any such request that does not clearly indicate the number of Shares to be sold will be returned to the Participant with no action taken. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. This notice should be addressed to BankBoston, Dividend Reinvestment Unit, P.O. Box 1681, Mail Stop: 45-01-06,
Boston, MA   02105-1681.

10.  CERTIFICATES FOR PURCHASED SHARES

     A Participant who wishes to obtain certificates for those Shares that he has purchased under the Plan may do so by notifying the Reinvestment Agent in writing to that effect. No certificate will be issued for fractional Shares, but the Market Price of any fractional Shares will be paid in cash to the Participant requesting a certificate for all his Noncertificated Shares.

11.  SHARE SPLITS OR SHARE DIVIDENDS

     Shares issued in a share dividend or share split in respect of a Participant's Shares which are credited to a Participant's account under the Plan will be added to a Participant's Noncertificated Share Account.

12.  VOTING

     All Shares credited to a Participant's Noncertificated Share Account under the Plan may be voted by the Participant. If on the record date for a meeting of Shareholders there are Shares credited to the Noncertificated Share Account of a Participant, that Participant will be sent the proxy material for the meeting and a proxy covering all of the Participant's Shares, including Shares credited to the Participant's Noncertificated Share Account. If the Participant returns an executed proxy, it will be voted with respect to all of Participant's Shares (including any fractional Shares), or the Participant may vote all of the Shares (including any fractional Shares) in person at the meeting.

13.  LIABILITY

     Neither the Company, nor its duly appointed Reinvestment Agent (if any), in administering the Plan, shall be liable for any act or failure to act taken in good faith, including, without limitation, any claim of liability arising out of failure to terminate a Participant's participation in the Plan upon the Participant's death. In addition, no Shareholder, Trust Manager, officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the

Company's obligations under this Plan and a Participant shall look solely to the assets of the Company for satisfaction of any claims hereunder.

14.  TERMINATION, SUSPENSION OR MODIFICATION

     The Company reserves the right to modify, suspend or terminate the Plan at any time and from time to time, and in particular, reserves the right to refuse optional cash payments from any Shareholder who, in the sole discretion of the Company, is attempting to circumvent the interest of the Plan by making excessive optional cash payments through multiple Shareholder accounts. The Company may also suspend, terminate or refuse participation in the Plan to any Shareholder if participation or any increase in the number of Shares held by such Shareholder would, in the opinion of the Board of Trust Managers, jeopardize the status of the Company as REIT.

15.  COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS

     The Company's obligation to offer, issue or sell its newly issued Shares hereunder shall be subject to the Company's obtaining any necessary approval, authorization and consent from any regulatory authorities having jurisdiction over the issuance and sale of the Shares. The Company may elect not to offer or sell its Shares hereunder to Shareholders residing in any jurisdiction where, in the sole discretion of the Company, the burden or expense of compliance with applicable blue sky or securities laws make that offer or sale impracticable or inadvisable.

16.  PARTICIPANTS SUBJECT TO BACK-UP WITHHOLDING

     In the case of both foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding and other Participants who elect to have their dividends reinvested and who are subject to "backup" withholding under Section 3406(a)(1) of the Code, the Reinvestment Agent shall invest in Shares in an amount equal to the dividends of such Participants less the amount of tax required to be withheld.

Dated:  April 7, 1997

==============================================
    No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor nor sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forthe in this Prospectus or in the affairs of the Company since the date hereof.

              -----------------

              TABLE OF CONTENTS

Available Information......................  2
Incorporation of Certain Documents
  by Reference.............................  2
The Company................................  3
Description of the Plan....................  4
Use of Proceeds............................ 11
Legal Matters.............................. 11
Experts.................................... 12
Indemnification of
  Trust Managers and Officers.............. 12
Second Amended and Restated Dividend
  Reinvestment and Share Purchase Plan.....A-1
==============================================



==============================================


             1,500,000 SHARES



             COLUMBUS REALTY
                  TRUST


             Common Shares of
           Beneficial Interest
     Offered by Columbus Realty Trust
           to its Shareholders
      Solely in Connection with its
         Amended and Restated
         Dividend Reinvestment
        and Share Purchase Plan



----------------------------------------------
               PROSPECTUS
----------------------------------------------



              May 27, 1997



==============================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SEC registration fee................................   $ 6,905.18
     Accounting fees and expenses........................     2,500.00
     Legal fees and expenses.............................    25,000.00
     Blue Sky fees and expenses..........................     5,000.00
     Miscellaneous.......................................    10,000.00
                                                            ----------
        Total............................................   $49,405.18
                                                            ==========

All of the above items except the registration fees are estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Texas Real Estate Investment Trust Act (the "Texas REIT Act") and the Declaration of Trust, no Trust Manager shall be liable for any act, omission, loss, damage or expense arising from the performance of his or her duty to a REIT, except for such Trust Manager's own willful misfeasance, willful malfeasance or gross negligence. In addition, pursuant to the Texas REIT Act, a Trust Manager shall not be liable for any claims or damages that may result from his or her acts in the discharge of any duty imposed or power conferred upon him by the REIT, if, in the exercise of ordinary care, such Trust Manager acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the REIT or another person, that were prepared or presented by (i) officers or employees of the REIT, (ii) legal counsel, public accountants, investment bankers or other persons as to matters such Trust Manager reasonably believes are within the person's professional or expert competence, or (iii) a committee of the Trust Managers of which such Trust Manager is not a member.

     The Declaration of Trust and Bylaws provide that the Company shall indemnify every Indemnitee (as defined below) against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding (as defined in the Declaration of Trust and Bylaws) in which such Indemnitee was, is or is threatened to be named defendant or respondent or called as a witness, by reason of serving or having served in various capacities for the Company if it is determined that the Indemnitee conducted himself in good faith, reasonably believed that his conduct was in the Company's best interests (or, in certain cases, not opposed to the Company's best interests) and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. For purposes of the Declaration of Trust and Bylaws, "Indemnitee" shall mean (i) any present or former Trust Manager or officer of the Company, (ii) any person who while serving in any of such capacities served at the Company's request as a trust manager, director, officer, partner, venturer, proprietor, Trust Manager, employee, agent or similar functionary of another REIT or other enterprise, and
(iii) any person nominated or designated by the Board of Trust Managers or any committee thereof to serve in any of the capacities referred to in the preceding clauses (i) or (ii).

     In addition to the foregoing, pursuant to the indemnification agreements entered into between the Company and each of its Trust Managers and executive officers, the Company has agreed to indemnify such Trust Managers and executive officers to the fullest extent permitted by Texas law.

     The Company has obtained directors' and officers' liability insurance coverage in the aggregate amount of approximately $5.0 million. Directors' and officers' insurance insures (i) the officers and Trust Managers of the Company from any claim arising out of an alleged wrongful act by the Trust Managers and officers of the Company in their respective capacities as Trust Managers and officers of the Company, and (ii) the Company, to the extent that the Company has indemnified the Trust Managers and officers for such loss.

     The Underwriting Agreements between the Company and Prudential Securities Incorporated, as representative of the underwriters of the Company's previous public offerings, provide for indemnification by the several underwriters named therein of the Company, its Trust Managers and executive officers and other persons for certain liabilities, including liabilities arising under the Act.

     It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933 is against public policy and is unenforceable pursuant to such Act.

ITEM 16.  EXHIBITS.

       Exhibit
        Number                            Description
       -------                            -----------
        4.1 Specimen certificate for common shares of beneficial interest. (Incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-11 (Registration No. 33-70218)).
        5.1 Opinion of Winstead Sechrest & Minick P.C. as to legality of securities.
        8.1 Opinion of Winstead Sechrest & Minick P.C. as to certain tax matters.
       10.1 Second Amended and Restated Dividend Reinvestment and Share Purchase Plan. Attached hereto and made a part hereof.
       23.1          Consent of Winstead Sechrest & Minick P.C. (included in
                     Exhibit 5.1).
       23.2          Consent of Winstead Sechrest & Minick P.C. (included in
                     Exhibit 8.1).
       23.3          Consent of Ernst & Young LLP.
       24.1          Power of Attorney (See page II-4 of this Registration
                     Statement).


ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

               Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 27, 1997.

                                         COLUMBUS REALTY TRUST



                                         /s/ Robert L. Shaw
                                         ---------------------------------------
                                         Robert L. Shaw, Chief Executive Officer



                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned trust managers and officers of Columbus Realty Trust, a Texas real estate investment trust, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, hereby constitutes and appoints Robert L. Shaw and Will Cureton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments and post-effective amendments to the Registration Statement, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                 Title                  Date
----                                 -----                  ----

/s/ Richard L. Bloch       Chairman of the Board and    May 27, 1997
-----------------------         Trust Manager
Richard L. Bloch

/s/ Robert L. Shaw          Chief Executive Officer     May 27, 1997
-----------------------        and Trust Manager
Robert L. Shaw           (Principal Executive Officer)

Name                                 Title                  Date
----                                 -----                  ----

/s/ Will Cureton          Chief Operating Officer and   May 27, 1997
-----------------------         Trust Manager
Will Cureton

/s/ Richard R. Reupke       Chief Financial Officer     May 27, 1997
-----------------------    (Principal Financial and
Richard R. Reupke            Accounting Officer)

/s/ Roger T. Staubach            Trust Manager          May 27, 1997
-----------------------
Roger T. Staubach

/s/ James C. Leslie              Trust Manager          May 27, 1997
-----------------------
James C. Leslie

/s/ Hugh G. Robinson             Trust Manager          May 27, 1997
-----------------------
Hugh G. Robinson

/s/ Gregg L. Engles              Trust Manager          May 27, 1997
-----------------------
Gregg L. Engles

/s/ Amy DiGeso                   Trust Manager          May 27, 1997
-----------------------
Amy DiGeso

                                 EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
Number                         Description                              Page
-------                        -----------                          ------------

  4.1 Specimen certificate for common shares of beneficial interest. (Incorporated by reference to Amendment
           No. 3 to the Registrant's Registration Statement on
           Form S-11 (Registration No. 33-70218)).

  5.1 Opinion of Winstead Sechrest & Minick P.C. as to legality of securities.

  8.1 Opinion of Winstead Sechrest & Minick P.C. as to certain tax matters.

 10.1      Second Amended and Restated Dividend Reinvestment and
           Share Purchase Plan. Attached hereto and made a part hereof.

 23.1      Consent of Winstead Sechrest & Minick P.C. (included in
           Exhibit 5.1).

 23.2      Consent of Winstead Sechrest & Minick P.C. (included in
           Exhibit 8.1).

 23.3      Consent of Ernst & Young LLP.

 24.1      Power of Attorney (See page II-4 of this Registration
           Statement).